                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                   ----------

                        PERSONNEL GROUP OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                             56-1930691
     (State or Other Jurisdiction                (I.R.S. Employer
   of Incorporation or Organization             Identification No.)

                          6302 FAIRVIEW ROAD, SUITE 201
                               CHARLOTTE, NC 28210
                                 (704) 442-5100
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

                      THE 1997 EMPLOYEE STOCK PURCHASE PLAN
                       OF PERSONNEL GROUP OF AMERICA, INC.
                            (Full Title of the Plan)
                                   ----------

                                    Copy to:

                              KEN R. BRAMLETT, JR.
                              SENIOR VICE PRESIDENT
                        PERSONNEL GROUP OF AMERICA, INC.
                          6302 FAIRVIEW ROAD, SUITE 201
                               CHARLOTTE, NC 28210
                                 (704) 442-5100
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------
                                                                       Proposed
                                      Amount           Proposed         Maximum
                                    of Shares          Maximum         Aggregate      Amount of
   Title of Each Class of             to be         Offering Price     Offering      Registration
 Securities to be Registered        Registered      Per Share (1)      Price (1)         Fee
-------------------------------------------------------------------------------------------------

Common Stock                         500,000            $32.60        $16,300,000     $4,939.40
$0.01 par value (including
rights to purchase Common
Stock thereunder)

(1) Estimated solely for purpose of calculating the registration pursuant to Rule 457(h), based on the market value of the Common Stock, par value $0.01 per share, of Personnel Group of America, Inc. (the "Shares"), which is the average of the high and low prices of the Shares reported on the New York Stock Exchange on October 28, 1997.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Personnel Group of America, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

                  (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

                  (c) The description of the Shares contained in the Registrant's Registration Statement on Form S-1 (File No. 33-95228), as amended; and

                  (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or



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supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such



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whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Registrant's certificate of incorporation provides that, to the extent permitted by Delaware law, each director shall not be liable for monetary damages for breach of such director's fiduciary duty as a director to the Registrant and its stockholders. In addition, the Registrant's bylaws provide that the Registrant will indemnify, to the full extent permitted by law, its directors and officers, and may indemnify, at the discretion of the Board of Directors, employees and agents, against losses incurred by any such person by reason of the fact that such person was acting in such capacity. The Registrant maintains insurance for the benefit of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Registrant. The Registrant has also entered into individual indemnification agreements with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See the Exhibit Index on page 9.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the



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                                    aggregate, represent a fundamental
                                    change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for



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indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 30th day of October, 1997.

                                         Personnel Group of America, Inc.


                                         By:  /s/ Edward P. Drudge, Jr.
                                              -------------------------------
                                              Edward P. Drudge, Jr.
                                              Chief Executive Officer





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                                POWER OF ATTORNEY

         Each undersigned director and officer of Personnel Group of America, Inc. hereby constitutes and appoints Edward P. Drudge, Jr. and Ken R. Bramlett, Jr., and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

                NAME                            TITLE                           DATE
                ----                            -----                           ----

    /s/ Edward P. Drudge, Jr.                   Chairman, Director and      October 30, 1997
--------------------------------------------    Chief Executive Officer
                   Edward P. Drudge, Jr.        (Principal Executive
                                                Officer)


     /s/ James C. Hunt                          Director, Chief Financial   October 30, 1997
--------------------------------------------    Officer (Principal
                       James C. Hunt            Financial Officer and
                                                Accounting Officer)


                                                         Director
--------------------------------------------
                       Kevin P. Egan

    /s/ J. Roger King                                    Director           October 30, 1997
--------------------------------------------
                       J. Roger King

    /s/ James V. Napier                                  Director           October 30, 1997
--------------------------------------------
                      James V. Napier

    /s/ William J. Simione, Jr.                          Director           October 30, 1997
--------------------------------------------
                  William J. Simione, Jr.

    /s/ Ken. R. Bramlett, Jr.                            Director           October 30, 1997
--------------------------------------------
                    Ken R. Bramlett, Jr.




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                                  EXHIBIT INDEX




                                                                         FILED HEREWITH(*) OR
EXHIBIT                                                               INCORPORATED BY REFERENCE        COMPANY REG. NO.
NUMBER                              DESCRIPTION                      FROM PREVIOUS EXHIBIT NUMBER         OR REPORT
------                              -----------                      ----------------------------   -------------------
3.1              Amended and Restated Certificate of                             3.1                333-31863
                 Incorporation of the Registrant

4.1              The  1997  Employee  Stock  Purchase  Plan of the            Exhibit C             Definitive Proxy
                 Registrant                                                                         Statement Filed April
                                                                                                    10, 1997
5.1              Opinion of Robinson, Bradshaw & Hinson, P.A.                     *

23.1             Consent of Arthur Andersen LLP                                   *

23.2             Consent  of  Robinson,  Bradshaw  & Hinson,  P.A.
                 (included in Exhibit 5.1)

24.1             Powers of Attorney (Included in signature pages)




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